UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 29, 2009

LIGHTBRIDGE CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Tyson’s Boulevard, Suite 550, McLean, VA 22102
(Address of Principal Executive Offices)

571.730.1200
(Registrant’s Telephone Number, Including Area Code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 28, 2009, FINRA informed Lightbridge Corporation (the “Company”) that the Company’s name change from “Thorium Power, Ltd.” to “Lightbridge Corporation” and the 1-for-30 reverse split of the Company’s common stock would become effective at the open of business on Tuesday, September 29, 2009.  As a result of the name change and reverse split, the Company’s trading symbol on the OTC Bulletin Board has changed to “LTBG.OB”.

The Company's stock must trade on the OTC Bulletin Board for five consecutive trading days at a price above $4 in order to be approved for listing on the Nasdaq Capital Market.  The Company expects to be approved for listing its common stock on the Nasdaq Capital Market and the Company expects its trading symbol on the Nasdaq Capital Market to change to “LTBR.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release dated September 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORIUM POWER, LTD.

Date: September 29, 2009

By:	/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 29, 2009.